UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On July 20, 2012, Independent Bank Corp. (“Independent”) and Central Bancorp, Inc. (“Central”) issued a joint press release reporting that Independent and Central had become aware of the filing of a complaint on July 17, 2012 in Superior Court in Middlesex County, Massachusetts, against Central, each of the directors of Central, and Independent, which purports to be a class action filed on behalf of the holders of Central common stock in connection with the previously announced proposed merger of Central with and into Independent.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 20, 2012, Central issued a press release announcing that its Board of Directors has declared a quarterly common stock cash dividend of $0.05 per share payable on or about August 17, 2012 to stockholders of record on August 3, 2012.A copy of Central’s press release is attached to this Report as Exhibit 99.2 and is furnished herewith.

Item 9.01  Financial Statements and Exhibits.

           (d)              Exhibits

Number Description

99.1Joint Press Release dated July 20, 2012

99.2Press release dated July 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: July 23, 2012	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President and Chief Financial Officer